Universal Travel Group Appoints New Director
Monday December 10, 8:48 am ET

James Treacy Joins UTVG's Board

NEW YORK & SHENZHEN, China--(BUSINESS WIRE)--Universal Travel Group (OTCBB:UTVG
- News), a fast growing travel services provider in China specializing in packaged tours, air ticketing, hotel reservation and air cargo transportation, announced today the appointment of James Treacy as an independent board of director for UTVG.

Treacy brings more than 20 years of experience with public companies. In 1994, he joined TMP Worldwide, now Monster Worldwide, as chief executive officer of the company's Recruitment Advertising Division. Treacy played an integral role in the acquisition of Monster.com in 1995 and the creation of the corporate cross-selling strategy known as "Feeding the Monster." In 1998, Monster appointed Treacy as executive vice president, COO and to its board of directors. He became company president and COO in November 2001, serving in those roles until his resignation in 2002. During his tenure, Monster became a member of the S&P 500, the NASDAQ 100 and the Fortune e-50.

Prior to Monster, Treacy was a senior vice president with WPP, USA. He was also with The Ogilvy Group and before that was with Texaco, Inc.

Treacy served on the board of publicly-listed eBookers Public Limited Company, which was sold to Cendant (now part of Travelport), in 2005. From March 2006 until March 2007, he served as a director on the board of Dice Holdings, Inc. as it prepared for its June 2007 IPO. Currently, Treacy serves on the President's Council of Valley Hospital and is an angel investor in several early stage Internet companies. He works in a private business as well as in an investor consultancy capacity.

Chairman and Chief Executive Officer Jiangping Jiang said, "We are pleased to welcome Jim to the board and feel that his industry knowledge and keen understanding of the Internet as a marketing tool will help Universal Travel to reach new levels of growth and bring greater return to our shareholders."

About Universal Travel Group

Universal Travel Group, a fast growing travel services provider in China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout China. The company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. Universal Travel Group has completed acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi'an Golden Net, specializing in travel packaged tours; and Shanghai LanBao, specializing in hotel reservation. In October, UTVG closed the acquisition of Foshan Overseas International, a China-based company that handles domestic and international travel inquiries as well as corporate travel, offering specialized packages that include national and international air ticket booking, hotel reservations, conference center reservations and rental cars. In December 2007, UTVG closed the acquisition of Tianjin Golden Dragon, a company that specializes in domestic and international tour packaging, including planning and organizing conferences, events, tours and transportation for large groups in Tianjin, China. Universal Travel's goal is to become China's leading travel services provider in all fields of tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information, visit http://www.chutg.com.

A profile for Universal Travel Group investors can be accessed at http://www.hawkassociates.com/utvgprofile.aspx. For investor relations information regarding Universal Travel Group, contact Jacalyn Guo at 646-200-6314, e-mail Jacalyn@chutg.com, or contact Frank Hawkins or Julie Marshall, Hawk Associates, at 305-451-1888, e-mail info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases, subscribe at http://www.hawkassociates.com/email.aspx.

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Forward-looking Statement:

The statements in these news releases contain forward-looking information within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties. In each case actual results may differ materially from such forward-looking statements. Any statements regarding targets for future results are forward-looking and actual results may differ materially. These are the company's targets, not predictions of actual performance.

Contact:

Universal Travel Group, New York
Jacalyn Guo, 646-200-6314
e-mail: Jacalyn@chutg.com
www.chutg.com

or

Investor Relations Contact:
Hawk Associates, Inc.
Frank Hawkins and Julie Marshall, 305-451-1888
E-mail: info@hawkassociates.com
http://www.hawkassociates.com

Source: Universal Travel Group